Exhibit 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is effective March 1, 1999, by and between Emmis Communications Corporation (f/k/a Emmis Broadcasting Corporation), an Indiana corporation ("Employer") and Jeffrey H. Smulyan, an Indiana resident (the "Executive").

                  WHEREAS, Employer and Executive entered into an Employment Agreement effective March 1, 1994 (the "Agreement") pursuant to which Executive was employed by Employer as Chairman of the Board and Chief Executive Officer; and

                  WHEREAS, Any capitalized term not otherwise defined in this Amendment shall have the meaning ascribed to it in the Agreement; and

                  WHEREAS, Employer and Executive have agreed to enter into a new employment agreement, and want to effect the new agreement through an amendment to the existing Agreement.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Executive, intending to be legally bound, agree as follows:

1. Section 2 of the Agreement is amended to extend the Term to February 29, 2004 and to provide that the term "Contract Year" means the twelve month period commencing March 1, 1999. With this Amendment, the Agreement shall be deemed to commence on March 1, 1999.

2. During the first Contract Year, Executive shall continue to receive the same Base Salary he received during the last year of the Agreement. In addition, Clause (i) of Section 6 is amended as follows: "one hundred percent (100%) of the Base Salary for the immediately preceding Contract Year."

3. Section 7.1 is hereby amended to increase the maximum Bonus for any Contract Year to 100% of Base Salary for such Contract Year. Beginning with the Contract Year commencing March 1, 2000, Employer's Compensation Committee (or other committee authorized by the Board of Directors) shall establish annual performance targets for the award of the Bonus so that the Bonus qualifies as performance-based under
         Section 162(m) of the Internal Revenue Code. Any provision calling for the payment of an average of Bonuses paid or payable pursuant to the Agreement shall be calculated commencing with Bonuses paid for the fiscal year ended February 29, 2000.

4. Exhibit A to the Agreement shall be deleted. All references to Exhibit A in the Agreement shall be deemed to refer to the Grant Agreement dated October 24, 1999 for the options to purchase 500,000 shares of the Employer's Class B Common Stock. Because all of the options have been granted, Section 14.4(f) is deleted.

5.       In all other respects, the Agreement remains in full force and effect.

Executed this 17th day of December 1999.

                                         EMMIS COMMUNICATIONS CORPORATION



                                         By:  _________________________________
                                         Walter Z. Berger, Executive Vice
                                         President and Chief Financial Officer

                                         "Employer"



                                         ______________________________________
                                         Jeffrey H. Smulyan

                                         "Executive"